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                                                                      Exhibit 23

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-115910, Form S-8, No. 333-116769, Form S-8, No. 333-71532,
Form S-8, No. 333-55480, and Form S-8, No. 333-62907) of TLC Vision Corporation of our reports dated March 10, 2006, with respect to the consolidated financial statements and schedule of TLC Vision Corporation, TLC Vision Corporation Management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of TLC Vision Corporation, included in the Annual Report (Form 10-K) for the year ended December 31, 2005.


                                        /s/ Ernst & Young LLP
                                        ---------------------------------------

St. Louis, Missouri
March 15, 2006


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